Exhibit 10.1

PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of May 26, 2016 by and among THE TRAXIS GROUP B.V., a limited liability company existing under the Laws of the Netherlands (the “Seller”), with a mailing address c/o Cerberus Capital Management, L.P., 875 Third Avenue, 11th Floor, New York, New York 10022, BLUE BIRD CORPORATION, a Delaware corporation (the “Company”), with executive offices located at 402 Blue Bird Boulevard, Fort Valley, Georgia 31030, and ASP BB Holdings LLC, a Delaware limited liability company (the “Purchaser”), with a mailing address c/o American Securities LLC, 299 Park Avenue, 34th Floor, New York, New York 10171.
W I T N E S S E T H:
WHEREAS, the Seller is the owner of Twelve Million (12,000,000) shares of common stock, par value $.0001 per share (the “Transaction Shares”), of the Company;

WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the Transaction Shares, subject to the terms and conditions set forth in this Agreement;

WHEREAS, the Seller and the Purchaser desire to enter into this Agreement to set forth all of the mutual understandings and agreements reached by and between them with respect to the purchase and sale of the Transaction Shares and the various matters related thereto, all as more particularly set forth herein; and

WHEREAS, contemporaneous with the execution of this Agreement, the Purchaser and the Company have entered into a stockholder agreement, a copy of which has been delivered to the Seller (the “Stockholder Agreement”),

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.Purchase and Sale of Transaction Shares at the Initial Closing; Purchase Price Payable at the Initial Closing.

(a)Initial Transaction. Subject to the terms and conditions of this Agreement, the Seller hereby agrees to sell, convey, assign and deliver to the Purchaser at the Initial Closing (as defined below), free and clear of all Encumbrances and Transfer Restrictions (each as defined in Section 11 of this Agreement) other than the Permitted Restrictions (as defined in Section 3(c) of this Agreement), and the Purchaser hereby agrees to purchase, acquire and accept from the Seller at the Initial Closing, subject to the Permitted Restrictions, a total of Seven Million (7,000,000) Transaction Shares (such shares, the “Initial Transaction Shares”; the purchase and sale of the Initial Transaction Shares at the Initial Closing, the “Initial Transaction”).

(b)Initial Closing. The closing of the Initial Transaction (the “Initial Closing”) shall take place at the offices of Lowenstein Sandler LLP, 1251 Avenue of the Americas, 17th Floor, New York, New York 10020 (the “LS Offices”), at 10:00 a.m., New York City time, on the twelfth business day after the satisfaction or written waiver (to the extent waivable) of the conditions set forth in Section 6 of this Agreement (excluding conditions that, by their terms, cannot be satisfied until the Initial Closing, but subject to the satisfaction or waiver of those conditions), or at such other date, time or place as the Seller and Purchaser may mutually agree upon in writing. The date on which the Initial Closing actually occurs is hereinafter referred to as the “Initial Closing Date.”

(c)Initial Purchase Price. Subject to the terms and conditions set forth in Section 6 of this Agreement, at or contemporaneous with the Initial Closing, (i) the Purchaser shall pay, or cause to be paid, to the Seller an amount in cash equal to $10.10 per share for each of the Initial Transaction Shares, for a total of Seventy Million Seven Hundred Thousand Dollars (USD $70,700,000) (the “Initial Purchase Price”), payable in accordance with Section 9(b)(i) of this Agreement and (ii) the Seller shall deliver, or cause to be delivered, to the Purchaser, the Initial Transaction Shares, such delivery to be effected in accordance with Section 9(a)(i) and Section 9(a)(iii) of this Agreement

(d)Initial Transfer Effectiveness. For all purposes related to the Initial Transaction (including, without limitation, the determination of beneficial or record holders as of any date and the right to receive dividends, property or other distributions from the Company or any other person or entity in respect of or in exchange for the Initial Transaction Shares), the effective date of the sale, conveyance, assignment and delivery of the Initial Transaction Shares shall be the Initial Closing Date. The Purchaser shall promptly remit and deliver to the Seller any amounts or property paid or distributed to it in respect of the Initial Transaction Shares with respect to a record date prior to the Initial Closing Date, and the Seller shall promptly remit and deliver to the Purchaser any amounts or property paid or distributed to it in respect of the Initial Transaction Shares with respect to a record date on or following the Initial Closing Date, other than the Initial Purchase Price.

Section 2.Purchase and Sale of Transaction Shares at the Second Closing; Purchase Price Payable at the Second Closing.

(a)Second Transaction. Subject to the terms and conditions of this Agreement, the Seller hereby agrees to sell, convey, assign and deliver to the Purchaser at the Second Closing (as defined below), free and clear of all Encumbrances and Transfer Restrictions other than the Permitted Restrictions , and the Purchaser hereby agrees to purchase, acquire and accept from the Seller at the Second Closing, subject to the Permitted Restrictions, a total of Five Million (5,000,000) Transaction Shares (such shares, the “Second Transaction Shares”; the purchase and sale of the Second Transaction Shares at the Second Closing, the “Second Transaction”).

(b)Second Closing. The closing of the Second Transaction (the “Second Closing”) shall take place at the LS Offices, at 10:00 a.m., New York City time, on the twelfth business day after the satisfaction or written waiver (to the extent waivable) of the conditions set forth in Section 7 of this Agreement (excluding conditions that, by their terms, cannot be satisfied until the Second Closing, but subject to the satisfaction or waiver of those conditions), or at such other date, time or place as the Seller and Purchaser may mutually agree upon in writing. The date on which the Second Closing actually occurs is hereinafter referred to as the “Second Closing Date.”

(c)Second Purchase Price. Subject to the terms and conditions set forth in Section 7 of this Agreement, at or contemporaneous with the Second Closing, (i) the Purchaser shall pay, or cause to be paid, to the Seller an amount in cash equal to $11.00 per share for each of the Second Transaction Shares, for a total of Fifty Five Million Dollars (USD $55,000,000) (the “Second Purchase Price”), payable in accordance with Section 9(b)(ii) of this Agreement and (ii) the Seller shall deliver, or cause to be delivered, to the Purchaser the Second Transaction Shares, such delivery to be effected in accordance with Section 9(a)(ii) and Section 9(a)(iii) of this Agreement.

(d)Second Transfer Effectiveness. For all purposes related to the Second Transaction (including, without limitation, the determination of beneficial or record holders as of any date and the right to receive dividends, property or other distributions from the Company or any other person or entity in respect of or in exchange for the Second Transaction Shares), the effective date of the sale, conveyance, assignment and delivery of the Second Transaction Shares shall be the Second Closing Date. The Purchaser shall promptly remit and deliver to the Seller any amounts or property paid or distributed to it in respect of the Second Transaction Shares with respect to a record date prior to the Second Closing Date, and the Seller shall promptly remit and deliver to the Purchaser any amounts or property paid or distributed to it in respect of the Second Transaction Shares with respect to a record date on or following the Second Closing Date, other than the Second Purchase Price.

Section 3.Representations and Warranties of the Seller. Except, with respect to the representations and warranties set forth in Section 3(d), Section 3(e) and Section 3(f) of this Agreement, as otherwise disclosed in the SEC Documents filed prior to the execution of this Agreement, the Seller hereby represents and warrants to the Purchaser as follows:

(a)Capacity; Due Authorization and Execution; Enforceability. The Seller has the power and capacity to enter into this Agreement and to consummate the Initial Transaction and the Second Transaction (collectively, the “Transactions”). The execution, delivery, and performance by the Seller of this Agreement and the consummation by the Seller of its obligations hereunder have been duly authorized by all necessary action by the Seller. This Agreement has been duly and validly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies. Any person signing this Agreement on behalf of the Seller has been duly and validly authorized and empowered to do so and has the authority to bind the Seller and to effectuate the transactions contemplated by this Agreement.

(b)No Contravention; No Conflict. The execution, delivery and performance by the Seller of this Agreement and consummation by the Seller of the Transactions do not and will not (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Seller, (ii) violate any provision of any statute, rule or regulation which is, to the Seller’s Knowledge, applicable to the Seller, (iii) conflict with, or result in any violation of, any provision of any Organizational Document (as defined in Section 11 of this Agreement) of the Seller or (iv) violate or result in a default under any contract to which the Seller or any of the Seller’s assets or properties are bound. No consent or approval of, or filing by the Seller with, any governmental authority or other person not a party hereto is required for the execution, delivery and performance by the Seller of this Agreement or the consummation of the Transactions by the Seller.

(c)Beneficial Ownership; No Encumbrances; Transfer Restrictions. The Seller is the sole record and beneficial owner of the Transaction Shares, free and clear of any Encumbrances, and upon the transfer of the Transaction Shares to the Purchaser, the Purchaser shall acquire good title thereto, free and clear of any Encumbrances or Transfer Restrictions, other than Transfer Restrictions arising solely under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and/or under similar state securities Laws (collectively, the “Permitted Restrictions”). The Transaction Shares constitute 100% of the equity interests of the Company owned by the Seller or its controlled Affiliates and the Seller does not own any other securities convertible into, or rights to acquire, equity interests in the Company or any of its subsidiaries.

(d)SEC Disclosure; Contracts. To the Knowledge of the Seller, since February 24, 2015 the Company has timely filed or furnished (within time frames permitted through the use of Form 12b-25) all SEC Documents with the Securities and Exchange Commission (the “SEC”) required to be so filed by it pursuant to applicable Law and the SEC rules and regulations thereunder and has not filed or furnished any such SEC Documents on a confidential basis. To the Knowledge of the Seller, as of its respective filing date, and, if amended, as of the date of the last amendment prior to the date of this Agreement, each of the SEC Documents complied in all material respects with the requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents and did not contain as of the time they were filed or furnished any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Other than this Agreement and the Registration Rights Agreement, neither the Seller nor any of its controlled Affiliates is a party to any contract or agreement with the Company or any of its subsidiaries or any contract or agreement relating to the Transaction Shares or any rights relating thereto, including any agreement governing the sale, disposition, transfer or voting of the Transaction Shares, except for the agreements described in Schedule I to this Agreement.

(e)Financial Statements. To the Knowledge of the Seller, the consolidated financial statements of the Company included in the SEC Documents (including the related notes and schedules) (the “Financial Statements”) (a) have been prepared from, and are in accordance with, the books and records of the Company and its consolidated subsidiaries, (b) comply as to form in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act, (c) have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the Financial Statements or in the notes to the Financial Statements), and (d) fairly present, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows of the Company and its subsidiaries as of the date and for the periods referred to in the Financial Statements. To the Knowledge of the Seller, since the date of the Company’s balance sheet filed with the SEC for the fiscal quarter ended January 2, 2016, the Company has not effected any change in any method of accounting or accounting practice.

(f)Undisclosed Liabilities; Absence of Certain Events.

(i)To the Knowledge of the Seller, the Company and its subsidiaries do not have any liabilities or obligations of any nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or not accrued, whether liquidated or unliquidated, whether primary or secondary, and whether due or to become due), including any liability for taxes, except for (a) liabilities expressly specified in the Company’s balance sheet filed with the SEC for the fiscal quarter ended April 2, 2016 or disclosed in the notes thereto, (b) liabilities arising under executory contracts other than with respect to the breach thereof, (c) liabilities and obligations incurred in the ordinary course of business since the date of the Company’s balance sheet filed with the SEC for the fiscal quarter ended April 2, 2016, (d) liabilities and obligations arising out of or in connection with this Agreement or the Transactions and (e) liabilities that would not reasonably be expected to be material to the Company and its subsidiaries taken as a whole.

(ii)To the Knowledge of the Seller, since the date of the Company’s balance sheet filed with the SEC for the fiscal year ended October 3, 2015, there has not been a Material Adverse Effect.

(g)No Adverse Proceedings. No proceedings relating to the Transaction Shares are pending or, to the Knowledge of the Seller, threatened, before any court, arbitrator or administrative or governmental body or authority that would adversely affect the Seller’s right to transfer the Transaction Shares to the Purchaser hereunder.

(h)No Demand Registrations. Neither the Seller nor any of its Affiliates has delivered a Demand Registration Request (as defined in the Registration Rights Agreement) to the Company or otherwise exercised any of its rights to a Demand Registration under the Registration Rights Agreement.

(i)Sole Representations or Warranties. The Seller acknowledges that the Purchaser is not making any representations or warranties to the Seller, and the Seller is not relying on any statements, whether oral or written, which may have been made at any time by the Purchaser or on the Purchaser’s behalf, except for those representations and warranties of the Purchaser expressly set forth in Section 5 of this Agreement.

Section 4.Representations and Warranties of the Company. Except, with respect to the representations and warranties set forth in Section 4(c), Section 4(d), Section 4(e) and Section 4(f), as otherwise disclosed in the SEC Documents filed prior to the execution of this Agreement, the Company hereby represents and warrants to the Purchaser as follows:

(a)Capacity; Due Authorization and Execution; Enforceability. The Company has the power and capacity to enter into this Agreement. The execution, delivery, and performance by the Company of this Agreement and the consummation by the Company of its obligations hereunder have been duly authorized by all necessary action by the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies. Any person signing this Agreement on behalf of the Company has been duly and validly authorized and empowered to do so and has the authority to bind the Company and to effectuate the transactions contemplated by this Agreement.

(b)No Contravention; No Conflict. The execution, delivery and performance by the Company of this Agreement do not and will not (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Company or any of its subsidiaries, (ii) violate any provision of any statute, rule or regulation which is applicable to the Company or any of its subsidiaries, (iii) conflict with, or result in any violation of, any provision of any Organizational Document of the Company or any of its subsidiaries or (iv) violate or result in a default under any material contract to which the Company, any of the Company’s subsidiaries or any of their respective assets or properties are bound. No consent or approval of, or filing by the Company with, any governmental authority or other person not a party hereto is required for the execution, delivery and performance by the Company of this Agreement.

(c)SEC Disclosure. Since February 24, 2015 the Company has timely filed or furnished (within time frames permitted through the use of Form 12b-25) all SEC Documents with the SEC required to be so filed by it pursuant to applicable Law and the SEC rules and regulations thereunder and has not filed or furnished any such SEC Documents on a confidential basis. As of its respective filing date, and, if amended, as of the date of the last amendment prior to the date of this Agreement, each of the SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents and did not contain as of the time they were filed or furnished any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)Financial Statements. The Financial Statements (a) have been prepared from, and are in accordance with, the books and records of the Company and its consolidated subsidiaries, (b) comply as to form in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act, (c) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the Financial Statements or in the notes to the Financial Statements), and (d) fairly present, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows of the Company and its subsidiaries as of the date and for the periods referred to in the Financial Statements. Since the date of the Company’s balance sheet filed with the SEC for the fiscal quarter ended January 2, 2016, the Company has not effected any change in any method of accounting or accounting practice.

(e)Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act), as required by Rules 13a-15(a) and 15d-15(a) of the Exchange Act, and such disclosure controls and procedures are reasonably designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within the Company and its subsidiaries, and to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Based on the Company management’s most recently completed evaluation of the Company’s internal controls over financial reporting prior to the date of this Agreement, (a) the Company had no significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (b) the Company has no knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(f)Undisclosed Liabilities; Absence of Certain Events.

(i)The Company and its subsidiaries do not have any liabilities or obligations of any nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or not accrued, whether liquidated or unliquidated, whether primary or secondary, and whether due or to become due), including any liability for taxes, except for (a) liabilities expressly specified in the Company’s balance sheet filed with the SEC for the fiscal quarter ended April 2, 2016 or disclosed in the notes thereto, (b) liabilities arising under executory contracts other than with respect to the breach thereof, (c) liabilities and obligations incurred in the ordinary course of business since the date of the Company’s balance sheet filed with the SEC for the fiscal quarter ended April 2, 2016, (d) liabilities and obligations arising out of or in connection with this Agreement or the Transactions and (e) liabilities that would not reasonably be expected to be material to the Company and its subsidiaries taken as a whole.

(ii)Since the date of the Company’s balance sheet filed with the SEC for the fiscal year ended October 3, 2015, there has not been a Material Adverse Effect.

(g)Antitakeover Statutes. Assuming the accuracy of the representation set forth in Section 5(g)(ii) of this Agreement, the Company has taken all action necessary to approve this Agreement, the Stockholders Agreement, and in each case, the transactions contemplated hereby and thereby, for purposes of Section 203 of the Delaware General Corporation Law, as amended (the “DGCL”), such that the restrictions on business combinations set forth in Section 203 of the DGCL shall be inapplicable to American Securities LLC and its affiliates.

Section 5.Representations, Warranties and Agreements of the Purchaser. The Purchaser hereby represents and warrants to the Seller, and agrees with the Seller, as follows:

(a)Capacity; Due Authorization and Execution; Enforceability. The Purchaser has the power and capacity to enter into this Agreement and to consummate the Transactions. The execution, delivery, and performance by the Purchaser of this Agreement and the consummation by the Purchaser of its obligations hereunder have been duly authorized by all necessary action by the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies. Any person signing this Agreement on behalf of the Purchaser has been duly and validly authorized and empowered to do so and has the authority to bind the Purchaser, as the case may be, and to effectuate the transactions contemplated by this Agreement.

(b)No Contravention; No Conflict. The execution, delivery and performance by the Purchaser of this Agreement and consummation by the Purchaser of the Transactions do not and will not (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Purchaser, (ii) violate any provision of any statute, rule or regulation which is, to the Purchaser’s knowledge, applicable to the Purchaser, (iii) conflict with, or result in any violation of, any provision of any Organizational Document of the Purchaser or (iv) violate or result in a default under any material contract to which the Purchaser or any of the Purchaser’s assets or properties are bound. No consent or approval of, or filing by the Purchaser with, any governmental authority or other person not a party hereto is required for the execution, delivery and performance by the Purchaser of this Agreement or the consummation of the Transactions by the Purchaser.

(c)Securities Law Restrictions. The Purchaser acknowledges that (i) the Transaction Shares were issued to the Seller without registration under federal or state securities laws, (ii) the Transaction Shares shall be sold by the Seller to the Purchaser without registration under federal or state securities laws, (iii) the Seller is an affiliate of the Company and (iv) upon its purchase of the Transaction Shares, each such Transaction Share shall be subject to the Permitted Restrictions.

(d)Independent Evaluation; Accredited Investor; Big Boy Representations; Limited Remedies.

(i)    Subject to the accuracy of the representations and warranties provided by the Seller and the Company in this Agreement, the Purchaser has conducted an independent evaluation of the Transaction Shares, including through discussions with senior officers of the Company, to determine whether to engage in the Transactions. The Purchaser represents and acknowledges that: (A) it is an accredited investor (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act), with sufficient knowledge and experience in transactions comparable to the Transactions to evaluate the merits and risks of this Agreement; (B) it is purchasing the Transaction Shares solely for its own account; and (C) the Seller is relying upon such acknowledgements and representations, as well as the other acknowledgments set forth elsewhere in this Section 5, as a condition to entering into this Agreement.

(ii)    The Purchaser acknowledges that the sole purposes of the representations and warranties set forth in Section 3(d), Section 3(e), Section 3(f), Section 4(c), Section 4(d), Section 4(e) and Section 4(f) of this Agreement are to enable the Purchaser, at its option, to (A) terminate this Agreement pursuant to Section 10(a)(iv) of this Agreement if the condition set forth in Section 6(b)(i) of this Agreement is not satisfied and (B) terminate this Agreement pursuant to Section 10(a)(v) of this Agreement if the condition set forth in Section 7(b)(i) of this Agreement is not satisfied. The Purchaser acknowledges that, subject to the rights retained by the Purchaser under Section 5(f), the failure of such representations and warranties to be true and correct shall not constitute a basis for any claim by the Purchaser for damages (whether raised before or after the consummation of the Initial Closing or the Second Closing), rescission or any other remedy other than termination of this Agreement to the extent contemplated by Section 10(a)(iv) and Section 10(a)(v) of this Agreement. For the avoidance of doubt, the Purchaser acknowledges and agrees that if the Initial Closing has been consummated, and the Purchaser elects to terminate this Agreement with respect to the Second Closing in accordance with Section 10(a)(v) of this Agreement, then the Purchaser shall have no right of rescission, no claim for damages and no other remedy with respect to the Initial Closing, other than those rights retained by the Purchaser under Section 5(f). If any such claim (for damages, rescission or any other remedy other than such termination) may exist, the Purchaser, recognizing its disclaimer of reliance and the Seller’s and the Company’s reliance on such disclaimer as a condition to entering into this Agreement, covenants and agrees not to assert any such claim against the Seller, Cerberus Capital Management, L.P. (“CCM”), Cerberus Operations and Advisory Company, LLC (“COAC”), Oak Hill Advisors, L.P. and OHSOF BA Holdings Cooperatief U.A. (collectively, “Oak Hill”) or any of the Seller’s, CCM’s, COAC’s or Oak Hill’s respective officers, directors, shareholders, partners, representatives, agents or Affiliates (as defined in Section 11 of this Agreement), except as set forth in Section 5(f).
(iii)    The Purchaser has advised the Seller that with respect to matters relating to the Company not covered by Section 3(d), Section 3(e), Section 3(f), Section 4(c), Section 4(d), Section 4(e) and Section 4(f) (the “Other Matters”) of this Agreement, the Purchaser intends to base its determination to proceed solely on publicly available information, even if there is a material discrepancy between publicly available information and information that has not yet been publicly disclosed. The Purchaser is voluntarily assuming all risks associated with information provided by the Company to the Seller or its representatives with respect to the Other Matters (the “Company Information”) and expressly warrants and represents that (x) the Purchaser disclaims the existence of, or its reliance on, any representation by the Seller concerning the Company Information and (y) the Purchaser is not relying on any disclosure or non-disclosure made or not made, or the completeness thereof, in connection with or arising out of the Company Information, and therefore has no claims against the Seller, CCM, COAC, Oak Hill, the Company or any of the Seller’s, CCM’s, COAC’s, Oak Hill’s or the Company’s officers, directors, shareholders, partners, representatives, agents or Affiliates with respect to the Company Information. If any such claim may exist, the Purchaser, recognizing its disclaimer of reliance and the Seller’s and the Company’s reliance on such disclaimer as a condition to entering into this Agreement, covenants and agrees not to assert any such claim against the Seller, CCM, COAC, Oak Hill, the Company or any of the Seller’s, CCM’s, COAC’s. Oak Hill’s or the Company’s officers, directors, shareholders, partners, representatives, agents or Affiliates. The Purchaser acknowledges that it has been advised that Dev Kapadia is a senior officer of the Seller and a managing director of CCM and a member of the Board of Directors of the Company, that Chan Galbato is a senior officer of COAC and a member of the Board of Directors of the Company, that Dennis Donovan is a senior officer of COAC and a member of the Board of Directors of the

Company and that COAC is an Affiliate of CCM. As a result, the Seller, CCM and COAC may from time to time be in possession of Company Information that may be material and/or nonpublic, and which, if known by the Purchaser, could impact the Purchaser’s decision to purchase the Transaction Shares and/or to enter into this Agreement and perform its terms. The Purchaser acknowledges that some of such Company Information is not or may not be known by the Purchaser and has not been disclosed to the Purchaser by the Seller.

(e)Required Protections. The Purchaser wishes to enter into the Transactions for the Purchaser’s own business and investment purposes. The Purchaser acknowledges that the Seller would not enter into the Transactions with the Purchaser in the absence of the protections afforded to the Seller by the Purchaser’s representations, warranties and agreements set forth in this Section 5, and the releases and waivers set forth in this Section 5 and elsewhere in this Agreement. The Purchaser further acknowledges that the Purchaser is providing such representations, warranties, agreements, releases and waivers contained in this Agreement as a material and necessary inducement to the Seller to consummate the Transactions (without which the Seller would not consummate the Transactions).

(f)Waivers and Releases. Except in the case of common law fraud and except with respect to the right to terminate all or portions of this Agreement as contemplated by Section 5(d)(ii) and Section 10(a) of this Agreement, Purchaser hereby irrevocably waives any and all actions, causes of action, rights or claims, whether known or unknown, contingent or matured, and whether currently existing or hereafter arising, including, without limitation, claims it may have or hereafter acquire under applicable federal and/or state securities laws, statutory fraud or any other applicable laws, that the Purchaser may have or hereafter acquire against the Seller, CCM, COAC, Oak Hill or the Seller’s, CCM’s, COAC’s or Oak Hill’s officers, directors, shareholders, partners, representatives, agents or Affiliates (collectively, the “Seller Released Persons” and each, individually, a “Seller Released Person”), in each case, in any way, directly or indirectly, arising out of, relating to or resulting from the Seller’s, CCM’s, COAC’s, Oak Hill’s or any such other person’s failure to disclose the Company Information or any other information to the Purchaser. The Purchaser also agrees that it shall not institute or maintain any cause of action, suit, complaint or other proceeding against any Seller Released Person, in each case, directly or indirectly related to or in any way as a result of the Seller’s, CCM’s, COAC’s, Oak Hill’s or any such other person’s failure to disclose the Company Information or any other information to the Purchaser. The Purchaser intends to effect, to the maximum extent permitted by law, a complete and knowing waiver of the Purchaser’s rights as set forth in this Section 5(f). Each of the terms of the waivers and releases set forth in this Section 5(f) shall survive the execution and delivery of this Agreement and the consummation of the Transaction. For the avoidance of doubt, the Purchaser is not waiving any claims for breaches of the representations and warranties that survive the Initial Closing or the Second Closing, in each case as set forth in Section 26, and the Purchaser is not waiving any claims that may arise against the Company under applicable Law.

(g)Certain Legal Matters.

(i) As of the Initial Closing Date and the Second Closing Date, the Purchaser will not be included within a “person” (as defined in 16 C.F.R. § 801.1(a)(1)) having total assets or annual net sales of $10 million (as adjusted) or more, as defined in 16 C.F.R. § 801.11, and therefore does not meet the size of person test set forth in 15 U.S.C. §18a(a)(2)(B).
(ii) As of immediately prior to the execution and delivery of this Agreement, the Purchaser was not an “interested stockholder” of the Company as such term is defined in Section 203 of the DGCL.

(h)Sole Representations or Warranties. The Seller is not making any representations or warranties to the Purchaser, and the Purchaser is not relying on any statements, whether oral or written, which may have been made at any time by the Seller or on the Seller’s behalf, except for those representations and warranties of the Seller expressly set forth in Section 3 of this Agreement. The Company is not making any representations or warranties to the Purchaser, and the Purchaser is not relying on any statements, whether oral or written, which may have been made at any time by the Company or on the Company’s behalf, except for those representations and warranties of the Company expressly set forth in Section 4 of this Agreement.

Section 6.Conditions Precedent to the Obligations of the Purchaser and the Seller to Consummate the Initial Transaction.

(a)Condition to the Obligations of Both the Purchaser and the Seller. The respective obligations of the Purchaser and the Seller to consummate the Initial Transaction are subject to the satisfaction or waiver of the condition that, at the Initial Closing Date, there shall be no order or Law of any nature of any court or governmental authority or body of competent jurisdiction in effect that restrains, enjoins or prohibits the consummation of the Initial Transaction.

(b)Conditions to the Purchaser’s Obligations. The obligations of the Purchaser to consummate the Initial Transaction are also subject to the satisfaction or waiver of the following conditions precedent:

(i)the representations and warranties of the Seller contained in Section 3(d), Section 3(e) and Section 3(f)(i) of this Agreement shall be true and correct in all respects (without giving effect to any materiality or Material Adverse Effect qualifications) in each case as of the date hereof and as of the Initial Closing Date including as if made both on the date hereof and on the Initial Closing Date, except for such failures to be true and correct as would not have, individually or in the aggregate, a Material Adverse Effect;

(ii)the representations and warranties of the Seller contained in Section 3 of this Agreement, other than the representations and warranties set forth in Section 3(d), Section 3(e) and Section 3(f)(i) of this Agreement, shall be true and correct in all respects, in each case, as of the date hereof and as of the Initial Closing Date, including as if made both on the date hereof and on the Initial Closing Date;

(iii)the representations and warranties of the Company contained in Section 4(c), Section 4(d), Section 4(e) and Section 4(f)(i) of this Agreement shall be true and correct in all respects (without giving effect to any materiality or Material Adverse Effect qualifications) in each case as of the date hereof and as of the Initial Closing Date including as if made both on the date hereof and on the Initial Closing Date, except for such failures to be true and correct as would not have, individually or in the aggregate, a Material Adverse Effect;

(iv)the representations and warranties of the Company contained in Section 4 of this Agreement, other than the representations and warranties set forth in Section 4(c) Section 4(d), Section 4(e) and Section 4(f)(i) of this Agreement, shall be true and correct in all respects, in each case, as of the date hereof and as of the Initial Closing Date, including as if made both on the date hereof and on the Initial Closing Date;

(v)the Seller and the Company shall have complied in all material respects with all of the respective party’s covenants and agreements contained in this Agreement to be performed by such party on or prior to the Initial Closing Date; provided that the Seller shall have complied in all respects with each of the Seller’s covenants and agreements set forth in Sections 8(b)(iii), 9(a)(i) and 9(a)(iii) of this Agreement;

(vi)Dennis Donovan shall have resigned from the board of directors of the Company and from the board of directors of any subsidiary of the Company, Kevin Penn shall have been appointed to the board of directors of the Company for a term expiring in 2018 and Michael Sand shall have been appointed to the board of directors of the Company for a term expiring in 2017, in each case effective upon consummation of the Initial Closing;

(vii)all of the Seller’s rights under the Registration Rights Agreement with respect to the Initial Transaction Shares shall have been transferred to the Purchaser in accordance with Section 8(b) of this Agreement;

(viii)each of the Seller and the Company shall have delivered to the Purchaser a certificate, dated as of the Initial Closing Date and executed by an authorized representative of the Seller or the Company, as applicable, affirming that such party’s obligations with respect to the conditions set forth in Section 6(b)(i), Section 6(b)(ii), Section 6(b)(iii), Section 6(b)(iv) and Section 6(b)(v) of this Agreement have been satisfied; and

(ix)except for the Stockholder Agreement, the Company shall not have become a party to any shareholder rights plan (as such term is commonly understood in connection with corporate transactions) and shall not have unilaterally adopted, approved or implemented, in its organizational documents or otherwise, any “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” provision that would cause the Purchaser to incur or suffer a detriment (including through disproportionate dilution, relative to other holders of shares of the Company’s capital stock, of the Purchaser’s equity or voting power or through a requirement to purchase or otherwise acquire, or offer to acquire, additional equity securities of the Company in the form of a mandatory offer requirement or similar provision), including by affecting the Purchaser’s ability to continue to hold or acquire additional shares of the Company’s common stock following the Initial Closing or that would have an adverse effect on the Purchaser’s representation on the Company’s board of directors after the Initial Closing.

(c)Conditions to the Seller’s Obligations. The obligations of the Seller to consummate the Initial Transaction are also subject to the satisfaction or waiver of the following conditions precedent:

(i)the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all respects as of the date hereof and as of the Initial Closing Date, including as if made both on the date hereof and on the Initial Closing Date;

(ii)the Purchaser shall have complied in all material respects with all of the Purchaser’s covenants and agreements contained in this Agreement to be performed by the Purchaser on or prior to the Initial Closing Date, including the payment of the Initial Purchase Price;

(iii)the Purchaser shall have complied in all material respects with those provisions of the Stockholder Agreement (as initially executed and delivered) that govern the extent to which the Purchaser may purchase securities of the Company prior to the execution and delivery of the Credit Agreement Amendment by all applicable parties thereto; and

(iv)the Purchaser shall have delivered to the Seller a certificate, dated as of the Initial Closing Date and executed by an authorized representative of the Purchaser, affirming that the conditions set forth in Section 6(c)(i) and Section 6(c)(ii) of this Agreement have been satisfied.

Section 7.Conditions Precedent to the Obligations of the Purchaser and the Seller to Consummate the Second Transaction.

(a)Conditions to the Obligations of Both the Purchaser and the Seller. The respective obligations of the Purchaser and the Seller to consummate the Second Transaction are subject to the satisfaction or waiver of the following conditions:

(i)    at the Second Closing Date, there shall be no order or Law of any nature of any court or governmental authority or body of competent jurisdiction in effect that restrains, enjoins or prohibits the consummation of the Second Transaction; and
(ii)    the Initial Closing shall have been consummated at least twelve business days prior to the Second Closing Date.
(b)Conditions to the Purchaser’s Obligations. The obligations of the Purchaser to consummate the Second Transaction are also subject to the satisfaction or waiver of the following conditions precedent:

(i)the representations and warranties of the Seller contained in Section 3(d), Section 3(e), and Section 3(f)(i) of this Agreement shall be true and correct in all respects (without giving effect to any materiality or Material Adverse Effect qualifications) in each case as of the date hereof and as of the Second Closing Date including as if made both on the date hereof and on the Second Closing Date, except for such failures to be true and correct as would not have, individually or in the aggregate, a Material Adverse Effect;

(ii)the representations and warranties of the Seller contained in Section 3 of this Agreement, other than the representations and warranties set forth in Section 3(d), Section 3(e), and Section 3(f)(i) of this Agreement, shall be true and correct in all respects, in each case, as of the date hereof and as of the Second Closing Date, including as if made both on the date hereof and on the Second Closing Date;

(iii)the representations and warranties of the Company contained in Section 4(c), Section 4(d), Section 4(e) and Section 4(f)(i) of this Agreement shall be true and correct in all respects (without giving effect to any materiality or Material Adverse Effect qualifications) in each case as of the date hereof and as of the Second Closing Date including as if made both on the date hereof and on the Second Closing Date, except for such failures to be true and correct as would not have, individually or in the aggregate, a Material Adverse Effect;

(iv)the representations and warranties of the Company contained in Section 4 of this Agreement, other than the representations and warranties set forth in Section 4(c) Section 4(d), Section 4(e) and Section 4(f)(i) of this Agreement, shall be true and correct in all respects, in each case, as of the date hereof and as of the Second Closing Date, including as if made both on the date hereof and on the Second Closing Date;

(v)the Seller and the Company shall have complied in all material respects with all of the respective party’s covenants and agreements contained in this Agreement to be performed by such party on or prior to the Second Closing Date; provided that the Seller shall have complied in all respects with each of the Seller’s covenants and agreements set forth in Sections 8(b)(iii), 9(a)(ii) and 9(a)(iii) of this Agreement;

(vi)the Credit Agreement shall have been amended by the parties thereto to provide substantially in the form set forth in Schedule II annexed hereto, subject to any additional modifications as shall be consented to by the Purchaser, such consent not to be unreasonably withheld, conditioned or delayed (in the form set forth in such Schedule II, subject to any such modifications, the “Credit Agreement Amendment”);

(vii)each person on the board of directors of the Company and/or the board of directors of any subsidiary of the Company that is affiliated with any Seller Released Person shall have resigned from the board of directors of the Company and such subsidiaries, and there shall have been appointed to the board of directors of the Company two individuals designated by the Purchaser, in each case effective upon consummation of the Second Closing;

(viii)all of the Seller’s rights under the Registration Rights Agreement with respect to the Second Transaction Shares shall have been transferred to the Purchaser in accordance with Section 8(b) of this Agreement;

(ix)each of the Seller and the Company shall have delivered to the Purchaser a certificate, dated as of the Second Closing Date and executed by an authorized representative of the Seller or the Company, as applicable, affirming that such party’s obligations with respect to the conditions set forth in Section 7(b)(i), Section 7(b)(ii), Section 7(b)(iii), Section 7(b)(iv) and Section 7(b)(v) of this Agreement have been satisfied; and

(x)the Company shall not have become a party to any shareholder rights plan (as such term is commonly understood in connection with corporate transactions) and shall not have unilaterally adopted, approved or implemented, in its organizational documents or otherwise, any “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” provision that would cause the Purchaser to incur or suffer a detriment (including through disproportionate dilution, relative to other holders of Shares, of the Purchaser’s equity or voting power or through a requirement to purchase or otherwise acquire, or offer to acquire, additional equity securities of the Company in the form of a mandatory offer requirement or similar provision), including by affecting the Purchaser’s ability to continue to hold or acquire additional shares of the Company’s common stock following the Second Closing or that would have an adverse effect on the Purchaser’s representation on the Company’s board of directors after the Second Closing.

(c)Conditions to the Seller’s Obligations. The obligations of the Seller to consummate the Second Transaction are also subject to the satisfaction or waiver of the following conditions precedent:

(i)the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all respects as of the date hereof and as of the Second Closing Date, including as if made both on the date hereof and on the Second Closing Date;

(ii)the Purchaser shall have complied in all material respects with all of the Purchaser’s covenants and agreements contained in this Agreement to be performed by the Purchaser on or prior to the Second Closing Date, including but not limited to the payment of the Second Purchase Price;

(iii)the Purchaser shall have complied in all material respects with those provisions of the Stockholder Agreement (as initially executed and delivered) that govern the extent to which the Purchaser may purchase securities of the Company prior to the execution and delivery of the Credit Agreement Amendment by all applicable parties thereto; and

(iv)the Purchaser shall have delivered to the Seller a certificate, dated as of the Second Closing Date and executed by an authorized representative of the Purchaser, affirming that the conditions set forth in Section 7(c)(i), Section 7(c)(ii) and Section 7(c)(iii) of this Agreement have been satisfied.

Section 8.Covenants.

(a)Efforts. Each of the parties hereto shall cooperate with the other parties hereto and use (and shall cause their respective Affiliates to use) their respective reasonable best efforts to promptly take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable under this Agreement and applicable Laws to consummate the Transactions as promptly as practicable. Among other things, the Seller shall use commercially reasonable efforts to cause the Company to execute and deliver the Credit Agreement Amendment as promptly as practicable and the Company shall use best efforts to cause the Credit Agreement Amendment to be executed and delivered by the parties thereto as promptly as practicable. The Purchaser and the Seller shall provide the Company with such information as the Company shall reasonably request in connection with the efforts of the Seller and the Company to have executed and delivered the Credit Agreement Amendment.

(b)Rights Under the Registration Rights Agreement.

(i)Contemporaneous with the Initial Closing, all of the Seller’s rights under the Registration Rights Agreement with respect to the Initial Transaction Shares and all of the Seller’s obligations first arising after the date of the Initial Closing with respect to the Initial Transaction Shares, shall have been transferred to the Purchaser, such that the Purchaser shall have resale registration rights, including the exclusive right to six of the ten Demand Registrations (as defined in the Registration Rights Agreement) of the Seller pursuant to Section 2.01(a) of the Registration Rights Agreement, and the related obligations with respect to the Initial Transaction Shares pursuant to Section 3.01(a) of the Registration Rights Agreement. In order to effectuate the transfer of such registration rights and obligations, in accordance with Section 3.01(b) of the Registration Rights Agreement, contemporaneous with the Initial Closing, (A) the Seller shall deliver a notice to the Company, in the form attached hereto as Exhibit A, stating the name and address of the Purchaser, identifying the Initial Transaction Shares as the securities with respect to which rights and obligations under the Registration Rights Agreement are being transferred and stating that the rights and obligations being so transferred are resale registration rights and the related obligations under the Registration Rights Agreement with respect to the Initial Transaction Shares, and (B) the Purchaser shall deliver to the Company a written agreement, in the form attached hereto as Exhibit B, to be bound by the terms of the Registration Rights Agreement with respect to the resale of the Initial Transaction Shares.

(ii)Contemporaneous with the Second Closing, all of the Seller’s rights under the Registration Rights Agreement with respect to the Second Transaction Shares and all of the Seller’s obligations first arising after the date of the Second Closing with respect to the Second Transaction Shares, shall have been transferred to the Purchaser, such that the Purchaser shall have resale registration rights, including the exclusive right to the remaining Demand Registrations of the Seller pursuant to Section 2.01(a) of the Registration Rights Agreement, and the related obligations with respect to the Second Transaction Shares pursuant to Section 3.01(a) of the Registration Rights Agreement. In order to effectuate the transfer of such registration rights and obligations, in accordance with Section 3.01(b) of the Registration Rights Agreement, contemporaneous with the Second Closing, (A) the Seller shall deliver a notice to the Company, in the form attached hereto as Exhibit A, stating the name and address of the Purchaser, identifying the Second Transaction Shares as the securities with respect to which rights and obligations under the Registration Rights Agreement are being transferred and stating that the rights and obligations being so transferred are resale registration rights and the related obligations under the Registration Rights Agreement with respect to the Second Transaction Shares, and (B) the Purchaser shall deliver to the Company a written agreement, in the form attached hereto as Exhibit B, to be bound by the terms of the Registration Rights Agreement with respect to the resale of the Second Transaction Shares.

(iii)Except as set forth in the second sentence of this Section 8(b)(iii), the Seller shall not exercise its right to a Demand Registration pursuant to Section 2.01 of the Registration Rights Agreement. Notwithstanding the foregoing, this Section 8(b)(iii) shall not preclude the Seller from exercising its right to a Demand Registration pursuant to Section 2.01 of the Registration Rights Agreement with respect to all of the Transaction Shares if this Agreement is terminated prior to the Initial Closing and, subject to the Purchaser’s rights pursuant to Section 8(b)(i) above, shall not preclude the Seller from exercising such right with respect to all of the Second Transaction Shares if this Agreement is terminated after the Initial Closing but prior to the Second Closing; provided, however, that in the event either the Seller or the Purchaser shall thereafter exercise its right to a Demand Registration and the other party exercises its piggyback registration rights pursuant to Section 2.02 of the Registration Rights Agreement, notwithstanding the terms of Section 2.01(f) of the Registration Rights Agreement, the Seller and the Purchaser agree that any “cutback” on the number of shares to be registered by the Company shall be allocated pro rata between the Seller and the Purchaser.

(iv)The Company hereby agrees and confirms that the Seller’s rights and obligations under the Registration Rights Agreement with respect to the Initial Transaction Shares and the Second Transaction Shares are transferable to the Purchaser, and will be duly and effectively transferred to the Purchaser, in the manner set forth in Section 8(b)(i) and Section 8(b)(ii) of this Agreement.

(c)Transfer of the Transaction Shares. The Company shall provide all customary documentation required to effect the transfer of (i) the Initial Transaction Shares at the Initial Closing and (ii) the Second Transaction Shares at the Second Closing, in each case, on the books of the Company and the records of the Company’s transfer agent, including by providing any legal opinions or other documentation requested by the Company’s transfer agent in connection with such transfers. The Company acknowledges and agrees that, from and after the Initial Closing, the Purchaser and its Affiliates are express assignees or designees of the Seller for all purposes as contemplated in the Company’s Second Amended and Restated Certificate of Incorporation, dated February 24, 2015, as the same may be amended from time to time, and, for the avoidance of doubt, the Company confirms that shares of common stock of the Company beneficially owned by the Seller and the Purchaser and their respective Affiliates will be aggregated for purposes of any such determination. The Seller confirms such assignment and designation.

(d)Modification of the Existing S-3 Registration Statement. In the event that the Initial Closing is consummated, then, promptly after the earlier of the termination of this Agreement or the consummation of the Second Closing, the Company shall file with the SEC either the Prospectus Supplement or the Post-Effective Amendment. If the Company files the Post-Effective Amendment with the SEC, the Company shall thereafter use reasonable commercial efforts to have the SEC declare the Post-Effective Amendment effective as promptly as practicable.

Section 9.Deliveries and Payments.

(a)Deliveries by the Seller.

(i)In making the delivery of the Initial Transaction Shares contemplated by Section 1(c) of this Agreement, subject to the satisfaction or waiver of the applicable conditions, at the Initial Closing the Seller shall cause the Initial Transaction Shares to be transferred in electronic form via book entry transfer to the Purchaser and the Company shall cause its transfer agent to reflect the Purchaser’s receipt of the Initial Transaction Shares in book-entry form, including registering the Initial Transaction Shares in the name of the Purchaser.

(ii)In making the delivery of the Second Transaction Shares contemplated by Section 2(c) of this Agreement, subject to the satisfaction or waiver of the applicable conditions, at the Second Closing the Seller shall cause the Second Transaction Shares to be transferred in electronic form via book entry transfer to the Purchaser and the Company shall cause its transfer agent to reflect the Purchaser’s receipt of the Second Transaction Shares in book-entry form, including registering the Second Transaction Shares in the name of the Purchaser.

(iii)The Transaction Shares delivered to the Purchaser at the Initial Closing and the Second Closing shall be free and clear of all Encumbrances and Transfer Restrictions (other than the Permitted Restrictions). In the event that any of the Transaction Shares are held in “street name” through a bank, broker or other nominee, the Seller shall instruct such bank, broker or nominee to transfer the Transaction Shares to the Purchaser as provided in this Agreement.

(b)Payments by the Purchaser.

(i)In making the payment contemplated by Section 1(c) of this Agreement, subject to the satisfaction or waiver of the applicable conditions, at the Initial Closing, immediately prior to the transfer of the Initial Transaction Shares, the Purchaser shall pay or cause to be paid, against the delivery of such Transaction Shares, the Initial Purchase Price by wire transfer of immediately available funds to an account designated by the Seller at least one business day prior to the Initial Closing (it being understood that the Purchaser will complete the payment to such account, and Seller will have received confirmation of such payment, immediately prior to the transfer to the Purchaser of the Initial Transaction Shares and the receipt of such evidence of book-entry notations reflecting the purchase of the Initial Transaction Shares hereunder).

(ii)In making the payment contemplated by Section 2(c) of this Agreement, subject to the satisfaction or waiver of the applicable conditions, at the Second Closing, immediately prior to the transfer of the Second Transaction Shares, the Purchaser shall pay or cause to be paid, against the delivery of such Transaction Shares, the Second Purchase Price by wire transfer of immediately available funds to an account designated by the Seller at least one business day prior to the Second

Closing (it being understood that the Purchaser will complete the payment to such account, and Seller will have received confirmation of such payment, immediately prior to the transfer to the Purchaser of the Second Transaction Shares and the receipt of such evidence of book-entry notations reflecting the purchase of the Second Transaction Shares hereunder).

Section 10.Termination.

(a)Termination Events. This Agreement may be terminated and the Transactions (to the extent not theretofore consummated) may be abandoned:

(i)by mutual written consent of the Purchaser and the Seller;

(ii)by either the Purchaser or the Seller, each in its sole discretion and upon written notice to the other party, if the Initial Closing shall not have been consummated on or before five months from the date hereof (the “Initial Closing Outside Date”); provided, however, that this right to terminate this Agreement shall not be available to any party who is in breach in any material respect of any of its obligations hereunder;

(iii)by either the Purchaser or the Seller, each in its sole discretion and upon written notice to the other party, if the Second Closing shall not have been consummated on or before six months from the date hereof (the “Second Closing Outside Date”); provided, however, that (A) this right to terminate this Agreement shall not be available to any party who is in breach in any material respect of any of its obligations hereunder and (B) any such termination pursuant to this Section 10(a)(iii) shall apply solely with respect to the Second Closing;

(iv)by the Purchaser if any of the conditions set forth in Sections 6(a) or 6(b) of this Agreement shall have become incapable of fulfillment by the Initial Closing Outside Date and shall not have been waived by the Purchaser;

(v)by the Purchaser if any of the conditions set forth in Sections 7(a) or 7(b) of this Agreement shall have become incapable of fulfillment by the Second Closing Outside Date and shall not have been waived by the Purchaser; provided, however, that any such termination pursuant to this Section 10(a)(v) shall apply solely with respect to the Second Closing;

(vi)by the Seller if any of the conditions set forth in Section 6(a) or Section 6(c) of this Agreement shall have become incapable of fulfillment by the Initial Closing Outside Date and shall not have been waived by the Seller; or

(vii)by the Seller if any of the conditions set forth in Section 7(a) or Section 7(c) of this Agreement shall have become incapable of fulfillment by the Second Closing Outside Date and shall not have been waived by the Seller; provided, however, that any such termination pursuant to this Section 10(a)(vii) shall apply solely with respect to the Second Closing.

(b)Effect of Termination. In the event of any termination of this Agreement as provided in Section 10(a) of this Agreement, this Agreement shall forthwith become void and of no further force and effect and there shall be no liability on the part of the Purchaser, the Company or the Seller, except that (i) if such termination occurs after the Initial Closing has been consummated, such termination shall apply solely with respect to the Second Closing, (ii) the obligations of the parties under this Section 10(b) and Section 11, Section 12, Section 13, Section 14, Section 15, Section 16, Section 18, Section 19, Section 20, Section 21,

Section 22, Section 23, Section 24, Section 25 and Section 26 of this Agreement shall remain in full force and effect, and (iii) except as otherwise provided in Section 5(d)(ii) and Section 5(f) of this Agreement, termination shall not preclude any party from bringing suit against any other party for any breach of this Agreement if such breach resulted from such other’s party’s intentional misconduct.

Section 11.Certain Definitions. When used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any person or entity, any other person or entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person or entity, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, neither the Company nor any of its subsidiaries shall be considered an “Affiliate” of any Seller Released Person.
“Credit Agreement” means the credit agreement and joinder agreement, dated as of September 28, 2015, among the Company, Peach County Holdings Inc., Blue Bird Global Corporation, Blue Bird Body Company, each loan party that is a party thereto, Société Générale, as an issuing bank and the swingline lender, and Société Générale, as Administrative Agent.
“Encumbrance” means any pledge, hypothecation, assignment, lien, stock legend, restriction, charge, claim, security interest, option, right of first refusal, preference, priority or other preferential arrangement of any kind or nature whatsoever.
“Knowledge” means, with respect to the Seller, the actual knowledge of Dev Kapadia and Chan W. Galbato.

“Law” means any foreign, federal, state, local law, statute, code, ordinance, rule or regulation.
“Material Adverse Effect” means any change, event, development, condition, occurrence or effect (each, an “Event”) that is, or would reasonably be expected to be, materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company and its subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (i) any changes resulting from general market, economic, financial, capital markets or political or regulatory conditions, (ii) any changes or proposed changes of Law or GAAP (or, in each case, any authoritative interpretations thereof), (iii) any changes resulting from any act of terrorism, war, national or international calamity, or any worsening thereof, (iv) any changes generally affecting the industries in which the Company and its subsidiaries conduct their businesses or (v) any decline in the market price of the Company’s common stock; provided that this clause (v) shall not preclude any Event that may have contributed to or caused such decline from being taken into account in determining whether a Material Adverse Effect has occurred; and provided, further, however, that any Event referred to in clauses (i), (ii), (iii) or (iv) of this definition may constitute (and may be taken into account in determining the occurrence or expected occurrence of) a Material Adverse Effect if such Event adversely affects the Company and its subsidiaries in a disproportionate manner relative to other participants in the Company’s industry.
“Organizational Documents” means (a) in the case of a person or entity that is a corporation, its articles or certificate of incorporation and its by-laws, regulations or similar governing instruments required by the Laws of its jurisdiction of formation or organization; (b) in the case of a person or entity that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (c) in the case of a person or entity that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (d) in the case of a person or entity that is none of a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the Laws of its jurisdiction of organization.
“Post-Effective Amendment” means a post-effective amendment to the Company’s registration statement on Form S-3, file number 333-202801, reflecting the resale registration of the Transaction Shares purchased by the Purchaser hereunder and the inclusion of the Purchaser as a “selling security holder” thereunder.
“Prospectus Supplement” means a prospectus supplement to the prospectus contained in the Company’s registration statement on Form S-3, file number 333-202801, reflecting the resale registration of the Transaction Shares purchased by the Purchaser hereunder and the inclusion of the Purchaser as a “selling security holder” thereunder.
“Registration Rights Agreement” means the registration rights agreement, dated February 24, 2015, by and among the Company, the Seller and the other parties named therein.
“SEC Documents” means all reports, schedules, forms, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Company to the SEC under the Securities Act and the Exchange Act for all periods subsequent to February 24, 2015.
“Transfer Restriction” means, with respect to any security or other property, any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such security or other property or to enforce the provisions thereof or of any document related thereto, whether set forth in such security or other property itself or in any document related thereto or arising by operation of law, including, without limitation, such conditions or restrictions arising under federal, state or foreign Laws or under any contracts, arrangements or agreements.
Section 12.Entire Agreement; Amendment and Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, except as otherwise expressly agreed contemporaneously with the execution of this Agreement, supersedes any prior agreements between the parties, written or oral. This Agreement may be amended or modified only by a writing signed by the parties hereto.

Section 13.Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof, but only by a writing signed by the party or parties waiving such terms or conditions. No waiver of any provision of this Agreement or of any rights or benefits arising hereunder shall be deemed to constitute or shall constitute a waiver of any other provision of this Agreement (whether or not similar), nor shall any such waiver constitute a continuing waiver, unless otherwise expressly provided in writing.

Section 14.Governing Law; Jurisdiction and Venue. This Agreement is made under and shall be governed by the Laws of the State of New York without giving effect to the principles of conflicts of laws or choice of laws thereof. The parties hereto expressly agree that, with respect to any dispute, litigation or other matter relating to or arising out of the relationships contemplated by this Agreement, exclusive jurisdiction and venue thereof shall be in the Federal Court of the United States located in the Southern

District of New York, and each of the parties hereto hereby expressly (i) consents to the exclusive jurisdiction and venue of such Court, (ii) agrees that all claims with respect to any such action or proceeding shall be heard and determined in such Court, (iii) irrevocably waives any defense of an inconvenient forum to the maintenance of any action or proceeding in such Court, (iv) consents to service of process by mailing or delivering such service to the party at its respective principal business address and (v) agrees that a final judgment in any such action or proceeding from which there is no further appeal shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any manner provided by Law.

Section 15.Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY LAWSUIT, PROCEEDING OR ACTION TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR TO BE DELIVERED IN CONNECTION WITH THIS AGREEMENT AND AGREES THAT ANY LAWSUIT, PROCEEDING OR ACTION WILL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

Section 16.Notices. Notices required or permitted to be given under this Agreement shall be in writing and shall be deemed given (i) when personally delivered, (ii) one business day after being sent by FedEx or other internationally recognized overnight delivery service or (iii) when sent by electronic mail. All notices shall be addressed to the parties as follows:

If to the Seller:

c/o Cerberus Capital Management, L.P.
875 Third Avenue, 11th Floor
New York, NY 10022
Attention: Dev Kapadia, Managing Director
Email: dkapadia@cerberuscapital.com

with a required copy to:

c/o Cerberus Capital Management, L.P.
875 Third Avenue, 12th Floor
New York, NY 10022
Attention: Stuart Reisman, Associate General Counsel
Email: sreisman@cerberusoperations.com
and with a required copy to:

Lowenstein Sandler LLP
1251 Avenue of the Americas, 17th Floor
New York, NY 10020
Attention: Robert G. Minion, Esq. and Peter H. Ehrenberg, Esq.
Email: rminion@lowenstein.com and pehrenberg@lowenstein.com

If to the Purchaser:

ASP BB Holdings LLC
c/o American Securities, LLC
299 Park Avenue
34th Floor
New York, New York 10171
Attention: Eric L. Schondorf, General Counsel
Email: eschondorf@american-securities.com

with a required copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Michael E. Lubowitz, Esq.
Email: michael.lubowitz@weil.com

If to the Company:

Blue Bird Corporation
402 Blue Bird Boulevard
Fort Valley, Georgia 31030
Attention: Paul Yousif, Esq.
Email: paul.yousif@blue-bird.com

with a required copy to:

Smith, Gambrell & Russell, LLP
Promenade, Suite 3100
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309-3592
Attn: Terry Ferraro Schwartz, Esq.
Email: TSCHWARTZ@sgrlaw.com

and with a required copy to:

Morris Nichols Arsht & Tunnell, LLP
1201 North Market Street, 16th Floor
P.O. Box 1347
Wilmington, Delaware 19899
Attn: Jeffrey Wolters, Esq.
Email:jwolters@mnat.com

Section 17.Assignment; Binding Effect. No party hereto may transfer, sell, encumber, appoint agents with respect to, or assign its rights or obligations under this Agreement in whole or in part without the prior written consent of the other parties to this Agreement; provided, however, that the Purchaser may assign this Agreement and any and all of its rights and obligations hereunder to any Affiliate of the Purchaser.

No assignment by the Purchaser shall relieve the Purchaser of any of its obligations hereunder. Without limiting any other rights or remedies of the parties, any assignment by a party in violation of the foregoing shall be of no force and effect and void ab initio. Without limiting any of the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and any permitted assigns.

Section 18.Further Assurances. In the event that any additional agreements, instruments or other actions are required in the reasonable opinion of any of the parties hereto, the Company, DTC or any other person or entity in order to effectuate the intent and purposes of this Agreement and the transactions contemplated hereby, the parties hereto shall prepare, execute and deliver such additional agreements and other instruments in mutually acceptable form, and take such other further actions as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated hereby.

Section 19.Counterparts; Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures on this Agreement may be conveyed by electronic transmission and shall be binding upon the parties so transmitting their signatures. Counterparts with original signatures shall be provided to the other parties following the applicable electronic transmission; provided, however, that failure to provide the original counterpart shall have no effect on the validity or the binding nature of this Agreement.

Section 20.Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable Law, then such provision shall be deemed modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing such provision, and the rights and obligations of the parties shall be construed and enforced accordingly.

Section 21.No Strict Construction. This Agreement has been jointly drafted by the parties hereto, after negotiations and consultations with their respective counsel. This Agreement shall not be construed more strictly against one party than against the other party.

Section 22.Headings and Captions. Headings and captions of this Agreement are for convenience of reference only and are not to be construed in any way as part of this Agreement or in the interpretation of this Agreement. Whenever the word “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation.”

Section 23.United States Dollars. All payments pursuant to this Agreement shall be made in United States dollars.

Section 24.Schedule 13D Amendment; Other Public Announcements. The Seller agrees that the current beneficial owner of the Transaction Shares shall, promptly after the execution of this Agreement, file a copy of this Agreement with the Securities and Exchange Commission pursuant to a filing of an amendment to a Schedule 13D and shall make related disclosures therein; a draft copy of such amendment has been provided to the Purchaser. Without the prior written consent of the other party, no party to this Agreement shall, directly or indirectly, make or cause to be made, any press release, filing or other public disclosure relating to the Transactions or this Agreement, provided, however, that a party may disclose such information if required by applicable Law, regulation or legally binding request by any regulatory authority, after consultation with the other parties and after being advised by its outside legal counsel that such disclosure is so legally required; and provided, further, that in such event the disclosing party shall, except to the extent advance notice of such disclosure would cause the disclosing party to violate applicable Law or regulation, provide advance notice of such disclosure to the other parties together with a copy of the anticipated disclosure (or such portions thereof that relate to the other party or to the terms of this Agreement) and give the other party the opportunity to reasonably comment on such portions of the disclosure.

Section 25.Remedies. Each party hereto agrees that money damages may not be a sufficient remedy for any breach of this Agreement by any party hereto and that the other party may suffer irreparable harm as a result of any such breach. Without prejudice to the rights and remedies otherwise available to the parties hereto, each party agrees that the parties shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including an injunction or specific performance, in the event of any breach or threatened breach of the provisions of this Agreement by the other party; provided, however, subject to the rights of the Purchaser reserved in Section 5(f) of this Agreement, that the sole remedy available to the Purchaser with respect to the breach of Section 3(d), Section 3(e), Section 3(f), Section 4(c), Section 4(d), Section 4(e) and Section 4(f) of this Agreement shall be to terminate this Agreement to the extent contemplated by Section 10(a)(iv) or Section 10(a)(v) of this Agreement. Except with respect to the breach of Section 3(d), Section 3(e), Section 3(f), Section 4(c), Section 4(d), Section 4(e) and Section 4(f) of this Agreement, for which the sole remedy available to the Purchaser shall be to terminate this Agreement to the extent contemplated by Section 10(a)(iv) or Section 10(a)(v) of this Agreement, the remedies available to the parties hereto shall not be deemed to be exclusive remedies but shall be in addition to all other remedies available at Law or equity to such parties.

Section 26.Survival of Representations and Warranties. The representations and warranties set forth in Section 3(a), Section 3(c), Section 3(g), Section 3(h), Section 4(a), Section 5(a), Section 5(c), Section 5(d), Section 5(e), Section 5(f) and Section 5(g)(i) of this Agreement shall survive in full force and effect indefinitely. All other representations and warranties of the parties contained in this Agreement shall not survive the Initial Closing Date with respect to the Initial Transaction and shall not survive the Second Closing Date with respect to the Second Transaction. Other than the covenants and agreements of the parties contained in Section 9, Section 18, Section 24, Section 26 and Section 27 of this Agreement and the provisions set forth in Section 12, Section 13, Section 14, Section 15, Section 16, Section 17, Section 20, Section 21, Section 22 and Section 25 to the extent applicable to surviving obligations, the covenants and agreements of the parties hereto contained in this Agreement shall not survive the Initial Closing Date with respect to the Initial Transaction and shall not survive the Second Closing Date with respect to the Second Transaction.

Section 27.Expenses. Each of the parties hereto shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the Transactions contemplated hereby and thereby.

[Signatures are set forth on the next page or pages]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

THE TRAXIS GROUP B.V.
By: /s/ Dev Kapadia
Name: Dev Kapadia
Title: Managing Director
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BLUE BIRD CORPORATION
By: /s/ Phil Horlock
Name: Phil Horlock
Title: President & CEO

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

ASP BB HOLDINGS LLC
By: /s/ Kevin S. Penn
Name: Kevin S. Penn
Title: President

Schedule I
AGREEMENTS RELATING TO THE TRANSACTION SHARES
Director Removal Letter Agreement, dated as of September 21, 2014, by and between The Traxis Group B.V. and Hennessy Capital Partners I LLC, which was filed as  Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on September 24, 2014.

Schedule II
(DRAFT) AMENDMENT NO. 2 TO CREDIT AGREEMENT (DRAFT)
AMENDMENT NO. 2 TO THE CREDIT AGREEMENT AND PARENT JOINDER AGREEMENT (this “Amendment”), dated as of [__], 2016, among BLUE BIRD CORPORATION (f/k/a Hennessy Capital Acquisition Corp.), a Delaware corporation (the “Parent”), BLUE BIRD BODY COMPANY, a Georgia corporation (the “Borrower”), each Lender party hereto and Société Générale (acting through one or more of its branches or any Affiliate thereof, collectively, “SG”), as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement referred to below.
PRELIMINARY STATEMENTS:
WHEREAS, Parent, the Borrower, certain of their Affiliates, the Lenders party thereto and SG, as Administrative Agent, entered into that certain Credit Agreement, dated as of June 27, 2014 (as amended by Amendment No. 1 to Credit Agreement and Parent Joinder Agreement, dated as of September 28, 2015, and as it may be further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Cerberus Capital Management L.P., Oak Hill Advisors, L.P. and their respective Control Investment Affiliates (collectively, the “Sellers”) intend to transfer (the “Sponsor Transfer”) all of the Equity Interests of Holdings owned by Sellers to American Securities, LLC and/or its Control Investment Affiliates (collectively, the “Buyers”); and

WHEREAS, in connection with the Sponsor Transfer, the Borrower wishes to effect an amendment to the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the Borrower, the Parent, the Administrative Agent and the Lenders party hereto have agreed to amend the Credit Agreement on the terms and conditions hereinafter set forth.

SECTION 1.Amendment to the Credit Agreement. The Credit Agreement is, effective as of the Amendment No. 2 Effective Date, hereby amended as follows:

(a)Section 1.01 of the Credit Agreement is amended by adding in the appropriate alphabetical order the following new definitions:
“Cerberus” means Cerberus Capital Management L.P. and its Control Investment Affiliates.
“Existing Sponsors” means, collectively, Cerberus and Oak Hill; and “Existing Sponsor” means each of them, individually.
“New Sponsor” means American Securities, LLC and its Control Investment Affiliates
“Oak Hill” means Oak Hill Advisors, L.P. and its Control Investment Affiliates.
“Sponsor Transfer Date” means the first date that all of the Equity Interests of Holdings owned by the Existing Sponsors have been transferred to the New Sponsor.

(b)The definition of “Sponsors” set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:
“Sponsors” means (i) prior to the Sponsor Transfer Date, collectively, the Existing Sponsors and the New Sponsor and (ii) from and after the Sponsor Transfer Date, the New Sponsor; and “Sponsor” means each of them, individually.

SECTION 2.Conditions to Effectiveness. This Amendment shall become effective as of the date (the “Amendment No. 2 Effective Date”) when, and only when, each of the following conditions have been satisfied or waived in accordance with the terms therein:

(a)The Administrative Agent shall have received counterparts of this Amendment executed by (i) the Administrative Agent, (ii) the Borrower, (iii) the Parent and (iv) the Required Lenders;

(b)The Borrower shall have paid (i) for the account, without duplication, of each Lender that has returned an executed signature page to this Amendment (each such Lender, a “Consenting Lender”) at or prior to 5:00 pm (New York City time) on [_____], 2016, fees in the amount equal to [___]% of the sum of such Consenting Lender’s (x) principal amount of outstanding Term Loans, in the case of a Term Lender, and (y) Revolving Commitments in the case of a Revolving Lender, in each case, as in effect immediately prior to the Amendment No. 2 Effective Date and (ii) all reasonable and documented out-of-pocket fees and expenses (limited to, with respect to legal fees and costs, the reasonable and documented out-of-pocket fees and expenses of Paul Hastings LLP) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and other matters relating to the Loan Documents;

(c)(i) The representations and warranties of the Parent, the Borrower and each other Loan Party contained in this Amendment or any other Loan Document shall be true and correct in all material respects prior to and after giving effect to this Amendment and the transactions contemplated herein; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates; (ii) no Default or Event of Default shall exist, or would result from (x) the consummation of the Sponsor Transfer or (y) the amendments to the Credit Agreement contemplated hereby, and the other transactions contemplated hereby; and

(d)the Administrative Agent shall have received a certificate dated as of the Amendment No. 2 Effective Date and executed by a Responsible Officer of the Borrower as to the matters set forth in Section 2(c) of this Amendment.

For purposes of determining compliance with the conditions specified in this Section 2, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received written notice from such Lender prior to the Amendment No. 2 Effective Date specifying its objection thereto.

SECTION 3.Representations and Warranties. (a) Each of the Borrower and the Parent hereby represents and warrants, on and as of the Amendment No. 2 Effective Date, each on behalf of itself and the other Loan Parties, that the representations and warranties contained in the Loan Documents are true and correct in all material respects on and as of the Amendment No. 2 Effective Date, before and after giving effect to this Amendment, as though made on and as of the Amendment No. 2 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date, and except that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects as of such respective dates.

(a)Each of the Borrower and the Parent represents and warrants, on and as of the Amendment No. 2 Effective Date, that: (i) it has the requisite power to execute and deliver this Amendment, and all corporate or other action required to be taken by it for the due and proper authorization, execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby has been duly and validly taken; (ii) this Amendment has been duly authorized, executed and delivered by it; and (iii) no order, consent, approval, license, authorization or validation of or filing, recording or registration or exemption by or any other action by any Governmental Authority is or will be required in connection with the execution and delivery of this Amendment.

(b)Each of the Borrower and the Parent hereby represents and warrants, on and as of the Amendment No. 2 Effective Date, each on behalf of itself, each Intermediate Parent and their respective Restricted Subsidiaries, that the Sponsor Transfer (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except (x) such as have been obtained or made and are in full force and effect or (y) for consents, approvals, registrations, filings or other actions the failure to make or obtain would not reasonably be expected to be adverse in any material respect to the rights of the Administrative Agent or the Lenders, (ii) will not violate (x) the Organizational Documents of, or (y) any Requirements of Law applicable to, the Parent, the Borrower, any Intermediate Parent or any Restricted Subsidiary, (iii) will not violate or result in a default under any indenture or other material agreement or instrument binding upon the Parent, the Borrower, any Intermediate Parent or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Parent, the Borrower, any Intermediate Parent or any Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder except (in the case of each of clauses (ii)(y) and (iii) to the extent that such violation, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and (iv) will not result in the creation or imposition of any Lien on any asset of the Parent, the Borrower, any Intermediate Parent or any Restricted Subsidiary.

(c)Each of the Borrower and the Parent hereby represents and warrants that both immediately before and after giving effect to the Amendment, no event has occurred and is continuing that constitutes a Default or Event of Default or would result therefrom.

SECTION 4.Reference to and Effect on the Credit Agreement and the other Loan Documents.

(a)On and after the effectiveness of this Amendment, each reference in the Credit Agreement and the other Loan Documents to “this Amendment”, “hereunder”, “hereof’ or words of like import referring to the Credit Agreement or such other Loan Document shall mean and be a reference to the Credit Agreement or such Loan Document as amended by this Amendment.

(b)The Credit Agreement and each other Loan Document as specifically amended by this Amendment are and shall continue to be in full force and effect and are hereby in all respects ratified, consented to and confirmed. This Amendment shall be a “Loan Document” for purposes of the definition thereof in the Credit Agreement and the other Loan Documents.

(c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement or any other Loan Document.

SECTION 5.Expenses. Each of the Borrower and the Parent hereby reconfirms its respective obligations pursuant to Section 9.03 (and subject to any limitations set forth therein) of the Credit Agreement to pay the reasonable and documented or invoiced out-of-pocket expenses incurred by the Administrative Agent in connection with this Amendment.

SECTION 6.Loan Document. The parties hereto acknowledge and agree that this Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 7.Execution in Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by email, telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 9.Headings. Section headings are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 10.Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired hereby.

SECTION 11.Notices; Successors; Waiver of Jury Trial. All communications and notices hereunder shall be given as provided in the Credit Agreement. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. Each of the parties hereto irrevocably waives trial by jury in any action or proceeding with respect to this Amendment or any other Loan Document.

[Signature Pages Follow.][Blue Bird - Amendment No. 2 - Signature Page]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective Responsible Officers as of the date first above written.

BLUE BIRD BODY COMPANY,
as the Borrower

By: ____________________________
Name:
Title:

BLUE BIRD CORPORATION, as Parent

By: ____________________________
Name:
Title:

Société Générale,
as Administrative Agent

By:___________________________
Name:
Title:

________________________,
as a Lender

By: ____________________________
Name:
Title:

* If a second signature block is required:

By: ____________________________
Name:
Title:

Exhibit A
Form of Registration Rights Agreement Notice
NOTICE OF TRANSFER OF RIGHTS UNDER REGISTRATION RIGHTS AGREEMENT

This Notice of Transfer of Rights (the “Notice”) under Registration Rights Agreement (as defined below) is given this ___ day of _____, 2016, by The Traxis Group B.V., a limited liability company existing under the laws of the Netherlands (the “Seller”) to Blue Bird Corporation, a Delaware corporation (the “Company”), in accordance with Section 3.01(b)(i) of that certain Registration Rights Agreement, dated as of February 24, 2015 (as the same may hereafter be amended, modified or amended and restated, the “Registration Rights Agreement”), by and among the Seller, the Company and the other parties named therein, and in connection with the sale (the “Sale”) of an aggregate of 7,000,000 This Notice will be executed and delivered at the Initial Closing. At the Second Closing, a similar Notice will be executed and delivered, with “7,000,000” replaced with “5,000,000.” shares of common stock, par value $.0001 per share (the “Shares”), of the Company by the Seller to ASP BB Holdings LLC (the “Purchaser”), pursuant to a Purchase and Sale Agreement (as the same may hereafter be amended, modified or amended and restated), dated as of May ___, 2016, by and among the Seller, the Company and the Purchaser, and the transfer of the Seller’s rights under the Registration Rights Agreement to the Purchaser in connection with such Sale.
The address of the Purchaser is: c/o American Securities LLC, 299 Park Avenue, 34th Floor, New York, New York 10171.
All of the Seller’s rights under the Registration Rights Agreement with respect to the Shares are being transferred to the Purchaser in connection with the Sale, which Sale is being consummated today.
IN WITNESS WHEREOF, this Notice is executed as of the date first set forth above.

THE TRAXIS GROUP B.V.
By:
Name:
Title:

RECEIPT ACKNOWLEDGED:
BLUE BIRD CORPORATION
By:
Name:
Title:

Exhibit B
Form of Registration Rights Agreement Joinder

JOINDER TO REGISTRATION RIGHTS AGREEMENT

This Joinder (the “Joinder”) to Registration Rights Agreement (as defined below) is entered into as of _______, 2016, in accordance with Section 3.01(b)(ii) of that certain Registration Rights Agreement, dated as of February 24, 2015 (as the same may hereafter be amended, modified or amended and restated, the “Registration Rights Agreement”), by and among The Traxis Group B.V., a limited liability company existing under the laws of the Netherlands (the “Seller”), Blue Bird Corporation (formerly known as Hennessy Capital Acquisition Corp.), a Delaware corporation (the “Company”), and the other parties named therein, and in connection with the sale (the “Sale”) of an aggregate of 7,000,000 This Joinder will be executed and delivered at the Initial Closing. At the Second Closing, a similar Joinder will be executed and delivered, with “7,000,000” replaced with “5,000,000.”
shares of common stock, par value $.0001 per share (the “Shares”), of the Company by the Seller to the undersigned, pursuant to a Purchase and Sale Agreement (as the same may hereafter be amended, modified or amended and restated), dated as of May __, 2016, by and among the Seller, the Company and the undersigned, and the transfer of the Seller’s rights under the Registration Rights Agreement to the undersigned in connection with such Sale. By execution and delivery of this Joinder and the acceptance thereof by the Company, the undersigned hereby agrees and acknowledges that the undersigned is a “Holder”, a “Transferee” and a “Demanding Party” as such terms are defined in the Registration Rights Agreement, with respect to the Shares subject to the Sale, and hereby agrees to be bound by the terms of, subject to the obligations of, and entitled to the benefits of, the Registration Rights Agreement as a “Holder”, a “Transferee” and a “Demanding Party” thereunder, and authorizes this Joinder to be attached to the Registration Rights Agreement.
IN WITNESS WHEREOF, this Joinder is executed, in counterpart, as of the date first set forth above.

ASP BB HOLDINGS LLC
By:
Name:
Title:

ACCEPTED & ACKNOWLEDGED
BLUE BIRD CORPORATION
By:
Name:
Title:

This Joinder will be executed and delivered at the Initial Closing. At the Second Closing, a similar Joinder will be executed and delivered, with “7,000,000” replaced with “5,000,000.”